Our File No. 57532V-224555
Date August 1, 2014

Crailar Technologies Inc.
4420 Chatterton Way, Suite 305
Victoria, British Columbia
Canada V8X 5J2

Dear Sirs:

Re: Crailar Technologies Inc.

We have acted as legal counsel to Crailar Technologies Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement the “462(b) Registration Statement”), which incorporates by reference the Company’s Registration Statement on Form S-1 filed with the Commission on April 25, 2014 (as amended and supplemented from time to time, the “Prior Registration Statement”), including the related prospectus which forms a part of the Prior Registration Statement (the “Prospectus”). The 462(b) Registration Statement and the Prior Registration Statement are referred to herein collectively as the “Registration Statements.” The Registration Statements and Prospectus cover the offering of an aggregate of up to $6,500,000 in units (each a “Unit”) (plus additional Units, common shares and/or warrants to purchase common shares pursuant to an over-allotment option). Each Unit consists of (i) one common share without par value in the capital of the Company (each a “Share”) and (ii) one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one common share without par value in the capital of the Company (each a “Warrant Share”).

In connection with this opinion, we have reviewed and relied upon the Registration Statements and Prospectus, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

August 1, 2014 Page 2

Our opinion is limited to law of the Province of British Columbia, including all applicable provisions of the British Columbia Business Corporations Act (the “BC Business Corporations Act”). We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

the Shares have been duly authorized and, when the Shares are issued and sold in the manner and under the terms described in the Registration Statements, will be validly issued, fully paid and non-assessable;

2.

The Warrants have been duly authorized and, when issued and sold in accordance with and in the manner described in the Registration Statements, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, liquidation, fraudulent conveyance, or other similar law affecting creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance; and

3.	The Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the use of our firm’s name in the section of the Prior Registration Statement and the Prospectus included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Commission.

August 1, 2014 Page 3

This opinion is furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statements and the related Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the 462(b) Registration Statement.

Yours truly,

/s/ McMillan LLP